Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Sun Cal Energy, Inc. for the quarter ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof, the undersigned, George Drazenovic hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Sun Cal Energy, Inc.

February 19, 2009

/s/ George Drazenovic
George Drazenovic
Chief Financial Officer, Secretary, Treasurer and
Director
(Principal Financial Officer and Principal Accounting
Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sun Cal Energy, Inc. and will be retained by Sun Cal Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.